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                                                                     Exhibit 2.9


The following exhibit no. 2.9 constitutes a fair and accurate English translation of the original copy of this document.


                               /s/ Michael P. Chitty
                               ----------------------------------------
                               Michael P. Chitty
                               Company Secretary of Willis Corroon Group Limited


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                                                                     Translation

                          PURCHASE AND SALES AGREEMENT

                  ON THE ACQUISITION OF LIMITED PARTNER SHARES

                                     between

1.    Ms. Irene Koenig, nee Mehl
      Fuchshohl 5, 65812 Bad Soden

2.    Ms. Doris Ballauff, nee Strohlein
      Inselstrasse 27, 22297 Hamburg

3.    Mr. Michael Emken
      Parkallee 65, 20144 Hamburg

4.    C. Wuppesahl Management GmbH
      Herrlichkeit 1, 28199 Bremen

5.    C. Wuppesahl
      Herrlichkeit 1, 28199 Bremen

6.    68. Verwaltungsgesellschaft Dammtor mbH, Hamburg
      Warburgstrasse 50, 20354 Hamburg

7.    Willis Corroon GmbH,
      Warburgstrasse 50, 20354 Hamburg
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                                       I.
                               Object of Purchase

The contracting parties and Deutsche Bank AG are the limited partners of the limited partnership in the firm Jaspers Wuppesahl Industrie Assekuranz GmbH & Co. KG (hereinafter referred to as "Company") with a total limited capital in the amount of DM 6,800,000.00. They hold the following shares:

1.    Ms. Irene Koenig, nee Mehl, Bad Soden,
      holds a limited partnership share
      in the amount of                                         DM 1,245,964.00

2.    Ms. Doris Ballauff, nee Strohlein,
      Hamburg, holds a limited partnership
      share in the amount of                                   DM   866,218.00

3.    Mr. Michael Emken, Hamburg,
      holds a limited partnership share
      in the amount of                                         DM   866,218.00

4.    Limited partnership in the firm
      C. Wuppesahl, Bremen,
      holds a limited partnership share
      in the amount of                                         DM 1,285,200.00

5.    Deutsche Bank AG, Frankfurt am Main,
      holds a limited partnership share
      in the amount of                                         DM   992,800.00

6.    68. Verwaltungsgesellschaft Dammtor
      GmbH, Hamburg,
      holds a limited partnership share
      in the amount of                                         DM   992,800.00

7.    Willis Corroon Deutschland GmbH,
      Hamburg, holds a limited partnership share
      in the amount of                                         DM   367,200.00

8.    C. Wuppesahl Management GmbH,
      holds a limited partnership share
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      in the amount of                                         DM   183,600.00

                                       II.
                              Purchase and Transfer

(1) Ms. Irene Koenig - hereinafter referred to also as "Seller" hereby sells and transfers of her above stated limited partnership share a partial share in the amount of DM 470,764 to Willis Corroon GmbH, Hamburg - hereinafter referred to as "Buyer".

(2) Ms. Ballauff - hereinafter referred to also as "Seller" - hereby sells and transfers of her above stated limited partnership share a partial share in the amount of DM 104,618 to Willis Corroon GmbH, Hamburg - hereinafter referred to as "Buyer".

(3) Mr. Emken - hereinafter referred to also as "Seller" - hereby sells and transfers of his above stated limited partnership share a partial share in the amount of DM 104,618 to Willis Corroon GmbH, Hamburg - hereinafter referred to as "Buyer".

(4) 68. Verwaltungsgesellschaft Dammtor mbH - hereinafter referred to also as "Seller" - hereby transfers - following the winding-up of a fiduciary relationship - its above stated limited partnership share in the amount of DM 992,800 to Willis Corroon GmbH, Hamburg - hereinafter referred to as "Buyer".

(5) Ms. Ballauff - hereinafter referred to also as "Seller" - hereby sells and transfers of her above stated limited partnership share a partial share in the amount of DM 13,600 to C. Wuppesahl hereinafter referred to as "Buyer".

(6) Mr. Emken - hereinafter referred to also as "Seller" - hereby sells and transfers of his above stated limited partnership share a partial share in the amount of DM 13,600 to C. Wuppesahl hereinafter referred to as "Buyer".
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(7)   C. Wuppesahl Management GmbH - hereinafter referred to also as "Seller" -
      hereby transfers - following the winding-up of a fiduciary relationship - its above stated limited partnership share in the amount of DM 183,600 to
      C. Wuppesahl - hereinafter referred to as "Buyer".

(8) Purchase and transfer shall take place with all rights and duties connected with the shares assigned in particular with the right to receive dividend as of 1 January 1998.

(9) The transfer of the limited partnership shares shall become effective in rem with the full payment of the purchase price, however, not before the merger of Jaspers Industrie Assekuranz GmbH & Co. KG and C. Wuppesahl & Co. Assekuranzmakler is registered in both commercial registers.

(10) The assignments shall be in the form of singular succession. Sellers received no benefits from the limited partnership in connection with the assignment of the limited partnership shares.

(11) Buyers herewith accept assignment of the limited partnership shares at the afore- written conditions (para. 1 to 10).

(12) Following the transfer, the limited partnership capital of the Company is divided as follows:

      1.    Ms. Irene Koenig, nee Mehl,
            Bad Soden, holds a limited
            partnership share of 11.4%, equal                  DM   775,200.00

      2.    Ms. Doris Ballauff, nee Strohlein,
            Hamburg, holds a limited
            partnership share of 11.0%, equal                  DM   748,000.00
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                                      -5-


      3.    Mr. Michael Emken, Hamburg,
            holds a limited partnership
            share of 11.0%, equal                              DM   748,000.00
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      4.    Limited partnership in the firm
            C. Wuppesahl, Bremen,
            holds a limited partnership
            share of 22.0%, equal                              DM 1,496,000.00

      5.    Deutsche Bank AG, Frankfurt
            am Main, holds a limited
            partnership share of 14.6%, equal                  DM   992,800.00

      6.    Willis Corroon GmbH,
            Hamburg, holds a limited
            partnership share of 30.0%, equal                  DM 2,040.000.00

                                      III.
                                 Purchase Price

(1) Willis Corroon GmbH pays to Seller Ms. Irene Koenig for the sold limited partnership share a purchase price in the total amount of DM 13,846,000.00.

(2) Willis Corroon GmbH pays to Seller Ms. Ballauff for the sold limited partnership share a purchase price in the total amount of DM 3,077,000.00.

(3) Willis Corroon GmbH pays to Seller Mr. Emken for the sold limited partnership share a purchase price in the total amount of DM 3,077,000.00.

(4) C. Wuppesahl pays to Seller Ms. Ballauff for the sold limited partnership share a purchase price in the total amount of DM 400,000.00.

(5) C. Wuppesahl pays to Seller Mr. Emken for the sold limited partnership share a purchase price in the total amount of DM 400,000.00.

(6)   C. Wuppesahl pays to Seller C. Wuppesahl Management GmbH for the
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      transferred limited partnership share no purchase price.

(7) Each purchase price is due on signing of the present agreement and is to be paid within three bank working days to a joint blocked account of the contracting parties at Deutsche Bank AG, account no. 040110906, sort code 200 700 00.

(8) The bank is hereby instructed to pay the amount according to no. III, para. 1 to 6 to the respective Seller with interest as soon as the bank receives a certified extract from the commercial register of the Company showing that the merger of Jaspers Industrie Assekuranz GmbH & Co. KG and
      C. Wuppesahl & Co. Assekuranzmakler has been registered.

                                       IV.
                                    Approvals

(1) On 22 January 1998 the Company approved the above mentioned share transfers.

(2) All shareholders expressly waived their rights of first refusal and similar rights - if any.

                                       V.
                                  Miscellaneous

(1) Should a provision of this agreement be or become ineffective this shall not affect the effectiveness of the remaining provisions. Instead of the ineffective provision or a regulation gap such legally admissible provision shall be considered as agreed which, as far as possible corresponds to what the parties intended or, within the meaning and purpose of the present agreement, would
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      have intended if they had recognised the ineffectiveness of the provision or regulation gap in question.

(2) Changes of and amendments to the present agreement require for their effectiveness written form unless notarial authentication is mandatory.

(3) All costs (including the costs of the notary public) incurred in connection with the signing and performance of this agreement and all taxes shall be paid by the Buyer. Each of the contracting parties shall pay its consultancy fees.

Done in Frankfurt on 27 January 1998


                                     -------------------------------------------
                                                  for Ms. Irene Koenig, nee Mehl


                                     -------------------------------------------
                                           for Ms. Doris Ballauff, nee Strohlein


                                     -------------------------------------------
                                                           for Mr. Michael Emken


                                     -------------------------------------------
                                                                for C. Wuppesahl


                                     -------------------------------------------
                                                for C. Wuppesahl Management GmbH


                                     -------------------------------------------
                                     for 68. Verwaltungsgesellschaft Dammtor mbH


                                     -------------------------------------------
                                                         for Willis Corroon GmbH